SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2023

Ilustrato Pictures International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56487	27-2450645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Broadway, Suite 934 New York, NY	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 917-522-3202

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   []

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On January 27, 2023, our subsidiary Quality Industrial Corp. entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with the shareholders of Petro Line FZ-LLC (“Petro Line”), a United Arab Emirates headquartered company to purchase 51% of the outstanding shares (the “Shares”). Petro Line is a revenue generating and profitable company that operates an oil refinery providing oil refining services.

The purchase price for the Shares shall be up to $1,530,000 in cash, paid in three tranches, subject to the achievement of financial milestones presented in a schedule of payments which are set forth in the Purchase Agreement.

The first tranche of $500,000 will be paid within 14 days of signing the Share Purchase Agreement and will constitute closing. The remaining $1,030,00 under the Purchase Agreement will be paid out over the next 12 months in two further tranches conditional upon Petro Line meeting minimum Revenue and EBITDA targets for 2023.

QIND will occupy three non-paid board seats of Petro Line and there shall be two other non-paid board seats for existing Petro Line board members.

The Purchase Agreement also contains certain restrictive covenants whereby, among other things, the shareholders selling the Shares are prohibited from (a) competing with the business of the Petro Line, (b) soliciting employees of Petro Line and (c) intentionally interfering with Petro Line‘s business relationships, in each case during the two-year period immediately following the final payment required under the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties of the parties, including, among others, with respect to corporate organization, capitalization, corporate authority, financial statements, and compliance with applicable laws. The representations and warranties of each party set forth in the Purchase Agreement were made solely for the benefit of the other parties to the Purchase Agreement, and investors are not third-party beneficiaries of the Purchase Agreement. In addition, such representations and warranties (a) are subject to materiality and other qualifications contained in the Purchase Agreement, which may differ from what may be viewed as material by investors, (b) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (c) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding any of the parties or their respective businesses.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

2.1	Stock Purchase Agreement, dated January 27, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ilustrato Pictures International, Inc.

/s/ Nicolas Link

Nicolas Link, CEO

Date: January 31, 2023

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